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                                                                   Exhibit 10.3

Employment Agreement Dated as of March 6, 2000 between David L. Grimes and Sykes Enterprises, Incorporated.



                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of March 6, 2000 (the "Effective Date") by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and DAVID L. GRIMES (the "Executive").


                             W I T N E S S E T H :


WHEREAS, on or about November 17, 1998, the Company and the Executive entered into an Employment Agreement (the "Prior Employment Agreement") pursuant to which the Company employed the Executive as its President and the Executive commenced his service to the Company in such capacity; and

WHEREAS, the Company and the Executive desire to amend and restate such Employment Agreement to set forth certain additional and supplement of terms to apply if, but only if, the Executive is promoted to Chairman and/or Chief Executive Officer of the Company, which appointment is subject to the exercise of discretion by the Board of Directors; and

WHEREAS, the Company and the Executive intend that this Agreement shall supercede the Prior Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:



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1.       EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this
Agreement, the Company shall employ the Executive during the Term (as hereinafter defined) as the President and Chief Operating Officer of the Company. The Executive accepts such employment and agrees to devote his best efforts and entire business time, skill, labor and attention to the performance of such duties. The Executive agrees to provide promptly a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines, in good faith, that such activities conflict with the Executive's performance of his duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 10% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any additional office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

2. TERM. Subject to the terms and conditions of this Agreement, including but not limited to the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on March 6, 2000 and shall continue through and including the close of business on the second annual anniversary date thereof as set forth on Exhibit A attached hereto and incorporated herein, or, if Executive during the term described in Exhibit A is promoted to Chairman and/or Chief Executive Officer, the additional term set forth on Exhibit B (such term shall herein be defined as the "Term").

3.       COMPENSATION.

         (a)      BASE SALARY AND BONUS.

                  (1) For Services As President and Chief Operating Officer. As compensation for the Executive's services under this Agreement as President and Chief Operating Officer, the Executive shall receive, and the Company shall pay, a weekly base salary set forth on Exhibit A. Such base salary may be increased, but not decreased, during the Term, in the Company's discretion, based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled, during the Term of his employment as President and Chief Operating Officer, to a performance bonus as set forth on Exhibit A and to participate in and receive payments from all other bonus and other incentive compensation plans as may be adopted by the Company on the same basis as other executive officers of the Company.



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                  (2)      Upon Promotion. If, in the sole discretion of the
                           Company, the Executive is promoted to Chairman and/or Chief Executive Officer, as compensation for the Executive's services in such position under this Agreement, the Executive shall receive, and the Company shall pay, a weekly base salary set forth on Exhibit B. Such base salary may be increased, but not decreased, during the Term, in the Company's discretion, based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled, during the portion of the Term in which the Executive is employed as Chairman and/or Chief Executive Officer, to a performance bonus as set forth on Exhibit B and to participate in and receive payments from all other bonus and other incentive compensation plans as may be adopted by the Company on the same basis as other executive officers of the Company.

         (b)      PAYMENTS.

         All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state and local income tax, if any, and comparable laws and regulations.

         (c)      OTHER BENEFITS.

         The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as are set forth on Exhibit A and, to the extent applicable, Exhibit B and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance and other employee benefits plans, if any, which the Company may from time to time make available to its executive officers generally.



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4.       CONFIDENTIAL INFORMATION.

         (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company (for this purpose including all subsidiaries and affiliates, including without limitation confidential information with respect to the Company's customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

         (b) The Executive agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive, and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any customer lists, contracts, price lists, manuals, mailing lists, advertising materials, and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects (except for the purpose of performing Executive's duties) nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

5.       COVENANT NOT TO COMPETE.

         (a) Subject to the payment provisions set forth in (g) below, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term hereof or otherwise), and thereafter for a period of time set forth on Exhibit A or Exhibit B, as applicable, following the termination of the Executive's employment with the Company, the Executive will not:

                  (i) directly or indirectly engage in, continue in or carry on the business of any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company or any business substantially similar thereto, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms' length basis with any such competitor; or

                  (iii) engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or the Company;

                  provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.



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         (b)      The Executive agrees that the geographic scope of this
                  covenant not to compete shall extend to the geographic area where the Company's customers conduct business at any time during the Term of this Agreement. For purposes of this Agreement, "customers" means any person or entity to which the Company provides or has provided within a period of one
                  (1) year prior to the Executive's termination of employment labor, materials or services for the furtherance of such entity or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purposes of obtaining business for the Company.

         (c) In the event of any breach of this covenant not to compete, the Executive recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section
                  5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this covenant not to compete, and the duration of this covenant not to compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this covenant not to compete. Further, the Executive acknowledges and agrees that the Company shall be entitled to liquidated damages in the amount of $500 per day for each day during which the Executive is in violation of this covenant not to compete, and the Executive does specifically acknowledge and agree that the liquidated damages in such amount are fair and reasonable, in that it may be difficult for the Company to determine the extent of the damages actually incurred in the event of the breach of this covenant not to compete by the Executive.

         (d) In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

         (e) For the purposes of this Section 5, Company shall be deemed to include the Company, as well as its subsidiaries and affiliates.

         (f) The parties hereto expressly acknowledge and agree that any provision of this Section 5 may be amended or waived by the mutual written agreement of both parties.

         (g)      In addition to complying with the notice requirements of
                  Section 6, in order for the covenant not to compete set forth in this Section 5 to be binding upon the Executive, the Company must comply with the following provisions:

                  (i) If the Company should terminate the Executive's employment for any reason other than pursuant to
                           Section 6 prior to the end of the Term (or if the Executive should terminate his employment for Good Reason after a Change of Control), then the Company must pay the Executive both the applicable Severance Payment for the balance of the Term (or in the event of a Change of Control, the Change of Control Termination Payment) and an annual amount equal to the Severance Payment for such period as the covenant not to compete is to remain in effect at the election of the Company after the end of the Term (with such 12-month or 24-month period to be noticed by the Company pursuant to Section 6).

                  (ii) If the Executive remains in the employ of the Company pursuant to the terms of this Agreement for the full Term, and the employment of the Executive is not renewed at such time, then the Company must pay the Executive an annual amount equal to the Severance Payment for such period as the covenant not to compete is to remain in effect at the election of the Company after the end of the Term (with such 12-month or 24-month period to be noticed by the Company pursuant to Section 6).

                  (iii) If the Executive should terminate his employment prior to the end of the Term (for other than Good Reason in the event of a Change of Control), then after the Company has given notice pursuant to
                           Section 6, the Company will not be required to make any payment to the Executive for



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                           the covenant not to compete to be effective for the
                           12-month or 24-month period noticed by the Company pursuant to Section 6.

6.       TERMINATION.

         a. DEATH. The Executive's employment hereunder shall terminate upon his death.

         b. DISABILITY. If, during the Term, the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive or, if due to such physical or mental disability, the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon the termination of the six (6) month period referenced in this Section 6(b).

         c. CAUSE. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder: (i) if the Executive engages in conduct which has caused, or is reasonably likely to cause, substantial and serious injury to Company; (ii) if the Executive is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (iii) for the Executive's repeated neglect of his duties hereunder or the Executive's refusal to perform his duties or responsibilities hereunder, as determined by the Company's Board of Directors in good faith; (iv) for the Executive's violation of this Agreement, including without limitation Section 5 hereof; (v) chronic absenteeism; (vi) use of illegal drugs or addiction to habit forming drugs; (vii) insobriety by the Executive while performing his or her duties hereunder; and (viii) any act of dishonesty or falsification of reports, records or information submitted by the Executive to the Company. Prior to any termination for Cause by the Company of the Executive's employment hereunder (other than for Cause which is not reasonably curable by the Executive), the Company shall provide the Executive with written notice of its intention so to terminate (the "Termination Notice"). The Termination Notice shall set forth in reasonable detail the grounds for the termination for Cause. The Company hereby expressly acknowledges and agrees that the Executive shall be granted a period of thirty (30) days from the date of the receipt by the Executive of the Termination Notice, in order to remedy any act or omission of the Executive which constitutes the grounds for Cause hereunder.

         d. SEVERANCE PAYMENT. In the event of a termination of the Executive's employment pursuant to this Section 6, or by the Executive, prior to the end of the Term, all payments to the Executive hereunder shall immediately cease and terminate. In the event of a termination by the Company of the Executive's employment with the Company for any reason other than pursuant to this Section 6, then the Company shall pay the Executive severance pay for the balance of the Term (in equal installments in accordance with Company policy immediately prior to such termination) in the amount set forth on Exhibit A or Exhibit B, as applicable ("Severance Payment").

         If the Company terminates the Executive's employment pursuant to this
Section 6 or the Executive terminates such employment, prior to the end of the Term, the Executive shall not be entitled to the Severance Payment and the covenant not to compete set forth in Section 5 hereof shall remain in full force and effect for either a 12 or 24 month period noticed by the Company pursuant to this Section 6. Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he was entitled under this Agreement or otherwise as an employee of the Company through the termination date.

         In all events where the Company elects to enforce the covenant not to compete set forth in Section 5 hereof after Executive is no longer in the employment of the Company it shall notify Executive in writing as follows:

         (i) Prior to the end of the Term, if Executive's employment has not been terminated prior to the end of the Term;

         (ii) Within ten (10) days of the Company's receipt of Executive's resignation if termination is by the Executive; and



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         (iii)    If termination is for Cause at the time Company notifies
                  Executive if Termination for Cause.

7. TERMINATION AFTER CHANGE OF CONTROL. In the event Executive's employment hereunder is terminated for any of the reasons set forth in Section 6a, b or c, or by the Executive (other than for Good Reason, defined herein below), then this Section 7, dealing with Change of Control, shall have no effect. If, however, Executive's employment hereunder is terminated (i) by the Executive for Good Reason; (ii) other than by the Executive and (iii) other than as set forth in Section 6a, b or c, then, in that event, Executive shall receive (in equal installments and in accordance with company policy immediately prior to such termination) an amount to be determined by multiplying by two (2) Executive's base salary and actual bonus for the calendar year immediately prior to such termination ("Change of Control Termination Payment"). A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         a. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, after the annual meeting of shareholders of the Company held in 2000, constituted the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors after the annual meeting of shareholders of the Company held in 2000 or whose appointment, election or nomination for election was previously so approved; or

         b. the stockholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than John H. Sykes) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the annual meeting of shareholders of the Company held in 2000 pursuant to express authorization by the Board that refers to this exception) representing 45% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

         c. The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         d. Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is



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                  consummated any transaction or series of integrated
                  transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         The Executive may terminate his employment pursuant to and only after the condition of this Section 7 has occurred for Good Reason; and the Company expressly acknowledges and agrees that, upon such termination, the Executive shall be entitled to the Change of Control Termination Payment, as hereinafter defined, to which the Executive, but for such termination, would otherwise be entitled. For purposes of this Agreement, "Good Reason" shall mean: (i) any reduction of the Base Salary or any other compensation or benefits (other than the Performance Bonus); and (ii) any other material adverse change to the terms and conditions of the Executive's employment, including but not limited to any diminution of the Customary Duties (as here below defined), or the title of President of the Company.

         Subsequent to a Change of Control, the Executive shall continue to hold such office and such level of authority and responsibility within the Company either (a) as was held immediately prior to such Change of Control or
(b) of such scope, importance and influence as is customarily associated with the office of president of a company similar to the Company (hereinafter collectively referred to as the "Customary Duties").

8.      TAX PROVISIONS.

         a. No Excess Parachute Payment. It is the intention of the Company and the Executive that no portion of the Severance Payment or any other payment or benefit under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan (collectively, the "Severance Benefits") be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto. Notwithstanding any other provision of this Agreement, if any portion of the Severance Benefits would constitute a parachute payment within the meaning of Section 280G of the Code, such Severance Benefits shall be reduced to an amount equal to One Dollar ($1.00) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision).

         b. Opinion. For purposes of this Section, within sixty (60) days after delivery of a written notice of termination by the Executive or by the Company pursuant to this Agreement or written notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in
                  Section 280G of the Code or any successor provision thereto, the Executive and the Company shall obtain, at the Company's expense, the opinion (which need not be unqualified) of nationally recognized tax counsel ("Tax Counsel") selected by the Company's independent auditors and acceptable to the Executive in the Executive's sole discretion, which sets forth (A) the "base amount" within the meaning of Section 280G; (B) the aggregate present value of the payments in the nature of compensation to the Executive as prescribed in
                  Section 280G(b)(2)(A)(ii); and (C) the amount and present value of any "excess parachute payment" within the meaning of
                  Section 280G(b)(1). If such an opinion of Tax Counsel is sought, no portion of the Severance Payment shall be paid to the Executive by the Company until ten (10) days after the opinion is obtained.

         In the event that such opinion determines that there would be an excess parachute payment, the Severance Benefits shall be reduced or eliminated as specified by the Executive in a written notice delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no excess parachute payment. For purposes of such opinion, the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the date of termination of the Executive's employment and addressed to the Company and the Executive and shall be binding upon the Company and the Executive.

         The provisions of this Section 8(b), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation earned by the Executive pursuant to the Company's compensation programs prior to a change of control is reasonable, provided, however, that in the event such Tax Counsel so requests in connection with the opinion required by this Section 8(b), the Company shall obtain at its expense, and Tax Counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive.


         c. Ruling. The Executive shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("IRS") as to whether any or all payments or benefits determined by such Tax Counsel are, in the view of the IRS, "parachute payments" under Section 280G. If a ruling is sought pursuant to the Executive's request, no Severance Benefits payable under this Agreement in excess of the Section 280G limitation shall be made to the Executive until after fifteen (15) days from the date of such ruling; however, Severance Benefits shall continue to be paid during the time up to the amount of that limitation. For purposes of this Section 6, the Executive and the Company shall agree to be bound by the IRS's ruling as to whether payments constitute "parachute payments" under Section 280G. If the IRS declines, for any reason, to provide the ruling requested, the Tax Counsel's opinion shall control and the period during which the Severance Benefits may be deferred shall be extended to a date fifteen (15) days from the date of the IRS's notice indicating that no ruling would be forthcoming.

9. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, to the address set forth on the signature page

If to the Company:
                          Sykes Enterprises, Incorporated
                          100 North Tampa Street
                          Suite 3900
                          Tampa, Florida  33602
                          Attn:  Chief Executive Officer
                          CC:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

10. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, Exhibit A may be amended by the Company in its discretion without the Executive's consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superceded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been jointly drafted by the respective representatives of the parties and no party shall be considered as being responsible for such drafting for the purpose of applying any rule constituting ambiguities against the drafter or otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                         SYKES ENTERPRISES, INCORPORATED



Dated: March 6, 2000                     By:
      ----------------------------          -----------------------------------
                                                 John H. Sykes, Chief Executive
                                                 Officer

                                         EXECUTIVE




Dated: March 6, 2000
      ----------------------------          -----------------------------------
                                                 DAVID L. GRIMES

                       EXHIBIT A TO EMPLOYMENT AGREEMENT

This Exhibit A shall be effective from the Effective Date of this Agreement, through the date on which Exhibit B shall become effective in accordance with its terms. In the event that Exhibit C shall become effective, this Exhibit A shall continue to be effective, except as modified in the manner described in Exhibit C.

Term: Five (5) years from the Effective Date (March 6, 2000).

Base Salary: $8,173.08 per week, effective March 6, 2000.

Performance Bonus: up to 50% Base Salary as determined by the Chairman of the Company, payable at the time during the year that the Company customarily pays bonuses. The annual performance Bonus will be based upon the following factors, weighted in the manner below indicated, unless otherwise agreed by the Company and the Executive:

         50%     Achieving all street expectations for the quarters and the relevant year
         30%     Achieving the Operating Plan for the relevant year
         20%     Personal effectiveness of the Executive in his assigned role


Performance Options: For each calendar year in which this Exhibit A shall be in effect, the Executive shall be granted options to acquire 100,000 shares at an exercise price determined in accordance with the terms of the 1997 Management Stock Incentive Plan which, for grants under the 1997 Management Stock Inventive Plan for 2000, is $18. The Performance Options shall be awarded with reference to the following standards.

         1. Financial Performance. For each calendar year in which this Exhibit A shall be in effect, the Executive shall be granted options to acquire 30,000 shares which shall vest quarterly in accordance with the following Schedule upon meeting the financial performance standards stated below:


         Standard                        Q1         Q2         Q3        Q4
         --------                        --         --         --        --

         Revenues at street level       2,500      2,500      2,500     2,500
         Gross Profit Margin at
           street level                 2,500      2,500      2,500     2,500
         Operating Net Profit at
           street level                 2,500      2,500      2,500     2,500


In the event that each of the foregoing financial performance standards are met for each quarter, an additional award of 20,000 options shall be made.

         2. Operating Plan. In addition to the foregoing, an award of up to 50,000 options shall be made based upon meeting the Company's Operating Plan, as follows:


                     Percent of Operating
                              Plan                Options
                              ----                -------
                              80%                 10,000
                              85%                 20,000
                              90%                 30,000
                              95%                 40,000
                             100%                 50,000

Award of Stock Options On Effective Date of Agreement. On the Effective Date of this Agreement, the Executive shall be awarded 75,000 options at an exercise price of $18 per share under the Sykes Enterprises, Incorporated Employee Stock Option Plan of 1996, which shall vest in equal installments of 25,000 shares on the first, second and third anniversaries of this Agreement.

Fringe Benefits: The Company will reimburse you, both the initiation and monthly membership dues for Palma Ceia Country Club, Avila Country Club and a downtown luncheon club or a luncheon club in the Tampa area of a similar quality and reputation.

Covenant Not to Compete: 24 months or 12 months as noticed by the Company.

Severance Payment: $425,000 per year.

IN WITNESS WHEREOF, the parties have executed this Exhibit A as of the 6th day of March, 2000.

                                       SYKES ENTERPRISES, INCORPORATED

                                       By:
                                          -------------------------------------
                                               John H. Sykes, Chief Executive
                                               Officer



                                       ----------------------------------------
                                       DAVID L. GRIMES

                       EXHIBIT B TO EMPLOYMENT AGREEMENT

Upon the appointment by the Board of Directors of the Company of the Executive as the Chairman and/or Chief Executive Officer of the Company (which appointment is subject to the exercise of the Board's discretion, and is not assured), the terms of this Exhibit B shall become immediately effective.

Term: Commencing upon appointment of the Executive by the Board of Directors of the Company as the Chairman and/or Chief Executive Officer of the Company, a term ending on the fifth anniversary of the effective Date of this Agreement, with no provision for any automatic renewal.

Base Salary: $10,096.16 per week.

Performance Bonus: up to 75% Base Salary as determined by the Board of Directors of the Company, payable at the time during the year that the Company customarily pays bonuses. The annual performance Bonus will be based upon the following weighted factors, unless otherwise agreed by the Company and the
Executive:

         50%    Achieving all street expectations for the quarters and the relevant year
         30%    Achieving the Operating Plan for the relevant year
         20%    Personal effectiveness of the Executive in his assigned role.


Performance Options: For each calendar year in which this Exhibit B shall be in effect, the Executive shall be granted options to acquire 160,000 shares at an exercise price determined in accordance with the terms of the 1997 Management Stock Incentive Plan. The Performance Options shall be awarded with reference to the following standards.

         1. Financial Performance. For each calendar year in which this Exhibit B shall be in effect, the Executive shall be granted options to acquire 60,000 shares which shall vest quarterly in accordance with the following Schedule upon meeting the financial performance standards stated below:


   Standard                        Q1           Q2           Q3           Q4
   --------                        --           --           --           --

Revenues at street level         5,000        5,000        5,000        5,000
Gross Profit Margin at
street level                     5,000        5,000        5,000        5,000
Operating Net Profit at
 street level                    5,000        5,000        5,000        5,000

In the event that each of the foregoing financial performance standards are met for each quarter, an additional award of 20,000 options shall be made.

2. Operating Plan. In addition to the foregoing, an award of up to 80,000 options shall be made based upon meeting the Company's Operating Plan, as follows:


                     Percent of Operating
                               Plan                Options
                               ----                -------
                               80%                 16,000
                               85%                 32,000
                               90%                 48,000
                               95%                 64,000
                              100%                 80,000



Additional Award of Stock Options On Date Exhibit B Becomes Effective. Upon becoming Chairman and/or Chief Executive Officer, the Executive shall be awarded 100,000 options under the Sykes Enterprises, Incorporated Employee Stock Option Plan of 1996, which shall vest in equal installments on the first, second and third anniversaries of the date that this Exhibit B becomes effective.

Fringe Benefits: The Company will reimburse you, both the initiation and monthly membership dues for Palma Ceia Country Club, Avila Country Club and a downtown luncheon club or a luncheon club in the Tampa area of a similar quality and reputation.

Covenant Not to Compete: 24 months.

Severance Payment: $525,000 per year

IN WITNESS WHEREOF, the parties have executed this Exhibit B as of the 6th day of March, 2000.

                                       SYKES ENTERPRISES, INCORPORATED

                                       By:
                                          -------------------------------------
                                               John H. Sykes, Chief Executive
                                               Officer



                                       ----------------------------------------
                                       DAVID L. GRIMES

                       EXHIBIT C TO EMPLOYMENT AGREEMENT

In the event that the Executive shall not have been appointed Chairman and/or Chief Executive Officer by May 6, 2001, then, effective on May 6, 2001, the provisions of Exhibit B relating to awards of stock options under the captions "Performance Options" and the "Additional Award of Stock Options on Date that Exhibit B Becomes Effective" shall become effective.

Furthermore, upon a Change in Control, as defined in this Agreement (i) the provisions of Exhibit B relating to awards of stock options under the captions "Performance Options" and the "Additional Award of Stock Options on Date Exhibit B Becomes Effective" shall become effective, in lieu of the applicable provisions of Exhibit A, and (ii) all options previously awarded to the Executive shall immediately vest.

IN WITNESS WHEREOF, the parties have executed this Exhibit C as of the 6th day of March, 2000.

                                       SYKES ENTERPRISES, INCORPORATED

                                       By:
                                          -------------------------------------
                                               John H. Sykes, Chief Executive
                                               Officer



                                       ----------------------------------------
                                       DAVID L. GRIMES